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                                                                     EXHIBIT 11


                       STAR BUFFET, INC. AND SUBSIDIARIES
                             COMPUTATION OF EARNINGS
                                    PER SHARE



                                                              SIXTEEN WEEKS ENDED
                                                        ------------------------------
                                                          MAY 18,             MAY 19,
                                                           1998                1997
                                                        ----------          ----------
BASIC EARNINGS PER SHARE:

Net Income                                              $1,531,000          $  895,000
                                                        ----------          ----------

Weighted average number of common
     shares outstanding during the period                5,450,000           2,600,000
                                                        ----------          ----------


Basic Earnings per Share                                $     0.28          $     0.34
                                                        ----------          ----------

DILUTED EARNINGS PER SHARE

Net Income                                              $1,531,000          $  895,000
                                                        ----------          ----------


Weighted average number of common
     shares outstanding during the period                5,450,000           2,600,000

Incremental common shares
     attributable to exercise of stock options
                                                            79,107                  --
                                                        ----------          ----------
                                                         5,529,107           2,600,000

Diluted Earnings per Share                              $     0.28          $     0.34
                                                        ----------          ----------




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